SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND OTHER FINANCING AGREEMENTS

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND OTHER FINANCING AGREEMENTS (this "Amendment"), dated as of October 31, 2002, is entered into among CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender"), PC MALL, INC., a Delaware corporation formerly known as IdeaMall, Inc. ("PC Mall"), PC MALL SALES, INC., a California corporation formerly known as Creative Computers, Inc. ("PC Mall Sales") ECOST.COM, INC., a Delaware corporation ("ecost"), ELINUX.COM, INC., a Delaware corporation ("eLinux"), CCIT, INC., a Delaware corporation formerly known as Creative Computers Integrated Technologies, Inc. ("CCIT"), WF ACQUISITION SUB, INC., a Delaware corporation ("WF Sub"), COMPUTABILITY LIMITED, a Delaware corporation ("Computability" and together with PC Mall, PC Mall Sales, ecost, eLinux, CCIT and WF Sub, collectively referred to herein as "Existing Borrowers"), AF SERVICES, INC., a Delaware corporation ("AF Services"), PC MALL GOV, INC., a Delaware corporation ("PCMG"), CLUBMAC, INC., a Delaware corporation ("ClubMac"), ONSALE, INC., a Delaware corporation ("Onsale"), AV ACQUISITION, INC., a Delaware corporation ("AV Acquisition"), MALL ACQUISITION 1, INC., a Delaware corporation formerly known as PCM.com, Inc. ("Acquisition 1") and MALL ACQUISITION 2, INC., a Delaware corporation formerly known as PCMall.com, Inc. ("Acquisition 2") and together with AF Services, PCMG, ClubMac, Onsale, AV Acquisition and Acquisition 1, collectively referred to herein as "New Borrowers").  Existing Borrowers and New Borrowers will collectively be referred to herein as "Borrowers".

RECITALS

A.Existing Borrowers and Lender have previously entered into that certain Loan and Security Agreement dated March 7, 2001 as amended (the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Existing Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.                 In connection with the Loan Agreement, PC Mall and Lender have previously entered into that certain Stock Pledge Agreement dated March 7, 2001 (the "Pledge Agreement"), covering the capital stock of the other Existing Borrowers.

C.                 PC Mall owns all of the issued and outstanding capital stock of New Borrowers.

D.                 AF Services was formed to purchase inventory and provide administrative and fulfillment services for the other Borrowers and to conduct sales under the tradename "PC Mall Services".

E.                  PCMG was formed to conduct sales to governmental entities under the name "PC Mall Gov".

F.                  ClubMac will acquire the business purchased by PC Mall from Pacific Business Systems, Inc. (the "PBS Business").

G.                 Onsale was formed to conduct internet auction sales.

H.                  AV Acquisition, Acquisition 1 and Acquisition 2 were formed for future acquisitions.

I.                   Borrowers have requested Lender to add New Borrowers as co-borrowers under the Loan Agreement and to make loans and provide other financial accommodations to all Borrowers upon the terms and conditions of the Loan Agreement (as amended hereby), and Lender is willing to accede to such request upon the terms and conditions set forth below.

J.                   As affiliated companies under the common ownership of PC Mall, the financial success of each Borrower is largely dependant on the financial success of the other Borrowers.  Although certain of the Borrowers operate separate and distinct core businesses in designated geographical areas, administrative and other service functions will be performed for all of the Borrowers under the auspices of AF Services and all of the Borrowers are providing technology-related goods and services for the ultimate benefit of PC Mall and its shareholders.  It would be extremely impractical and unfeasible for each Borrower to report separately its Eligible Accounts and Eligible Inventory and to receive separately the proceeds of advances based upon such Borrower's Eligible Accounts and Eligible Inventory alone.  Borrowers have therefore requested Lender to make funds available under the Loan Agreement to all Borrowers based upon all of their Eligible Accounts and Eligible Inventory.  All advances and credit accommodations made under the Loan Agreement will thereby benefit all of the Borrowers by providing an available source of credit for all of the Borrowers, as needed, to fund their working capital needs.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Amendments.

(a)Addition of New Borrowers.  New Borrowers are hereby added as co-borrowers under the Loan Agreement with the same force and effect as if New Borrowers had duly executed and delivered the Loan Agreement as Borrowers thereunder in addition to the Existing Borrowers.  Without limiting the foregoing:

(i)The definitions of "Borrower" and "Borrowers" in the preamble of the Loan Agreement are hereby amended to include New Borrowers in addition to the Existing Borrowers.

(ii)Each of the New Borrowers and each of the Existing Borrowers shall be jointly and severally liable for all Obligations.

(iii)To secure payment and performance of all Obligations, each of the New Borrowers hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all Collateral, whether now owned or hereafter acquired or existing, and wherever located.

(iv)The Information Certificates of New Borrowers attached hereto as Exhibit A are hereby included in Exhibit A to the Loan Agreement in addition to the Information Certificates of the Existing Borrowers.

(v)New Borrowers hereby represent and warrant to Lender the truth and accuracy of all representations and warranties applicable to Borrowers in the Loan Agreement (after giving effect to the inclusions of New Borrowers and their Information Certificates as set forth in clauses (i) and (iv) above).

(vi)New Borrowers hereby agree to perform all of the covenants and agreements applicable to Borrowers in the Loan Agreement.

(vii)Lender shall have all of the rights, remedies, interests and powers as against New Borrowers as provided to Lender in relation to Borrowers in the Loan Agreement.

(b)Indebtedness.  The word "and" at the end of Section 9.9(d) of the Loan Agreement is hereby deleted, the period at the end of Section 9.9(e) is hereby replaced with "; and", and a new Section 9.9(f) is hereby added to the Loan Agreement as follows:

"(f) Any obligations or indebtedness of Borrowers on account of the deferred payment of the Total Consideration or any earn-outs or similar contingent payments in connection with the acquisition of a Target, to the extent permitted in Section 9.10(d) hereof."

(c)Acquisitions.  Section 9.10(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"(d) Borrowers may acquire all of the issued and outstanding capital stock of another Person, or all or substantially all of the assets of another Person or of a division of another Person (each, a "Target"), and may form a new wholly-owned subsidiary (a "New Subsidiary") and make investments in such New Subsidiary ("Subsidiary Investments"), subject to the satisfaction in full of all of the following conditions precedent:

(i)The subject Target or New Subsidiary (as applicable) shall be in the same or similar type of business as Borrowers;

(ii)The aggregate sum of (A) the purchase price for the subject Target and any related Targets plus any other consideration payable in connection with the sale of the Target and any related Targets, excluding any earn-outs and similar contingent payments, excluding any obligations or indebtedness of the Target that are assumed (as permitted by Section 9.9 hereof) and excluding any capital stock of PC Mall (the "Total Consideration") or the amount of the subject Subsidiary Investments (as applicable), plus (B) the aggregate sum of the Total Considerations for all Targets previously acquired by Borrowers (excluding Pacific Business Systems, Inc. and Wareforce Incorporated) plus all Subsidiary Investments previously made by Borrowers, shall not exceed Thirty Million Dollars ($30,000,000);

(iii)As of the date of the acquisition of the subject Target and any related Targets or the making of the subject Subsidiary Investments (as applicable) and after giving effect thereto, the Excess Availability would not be less than Ten Million Dollars ($10,000,000);

(iv)The subject Target shall be acquired in accordance with applicable laws free and clear of any security interest, mortgage, pledge, lien, charge or other encumbrance except as permitted in Section 9.8 hereof, and free and clear of any obligations or indebtedness except as permitted in Section 9.9 hereof;

(v)Any portion of the Total Consideration (excluding any earn-outs and similar contingent payments) that is not payable on the closing of the acquisition of the subject Target shall, to the extent a Borrower is obligated to make payment thereof, be subordinated in a manner satisfactory to Lender;

(vi)The subject Target and the Person acquiring the subject Target or the subject New Subsidiary (as applicable) shall guaranty the Obligations, and the assets and capital stock of the subject Target and such Person or the subject New Subsidiary (as applicable) shall be pledged to Lender, all pursuant to documents in form and substance satisfactory to Lender;

(vii)No Event of Default, or event that with notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing or would result from the acquisition of the subject Target or the making of the subject Subsidiary Investments (as applicable);

(viii)Borrowers shall give prior written notice to Lender of the acquisition of the subject Target or the making of the subject Subsidiary Investments as soon as reasonably practicable, but in no event less than fifteen (15) calendar days prior to the closing thereof if the Total Consideration for the subject Target and any related Targets or the amount of the Subsidiary Investments (as applicable) is greater than Two Million Dollars ($2,000,000);

(ix)Lender shall have received true, correct and complete copies of the acquisition agreement(s) for the subject Target and all exhibits, schedules, documents and other agreements relating thereto, together with such financial and other information concerning the subject Target as Lender may reasonably request; and

(x)Lender shall have received such further agreements, documents and instruments, and such further acts shall have been completed, with respect to the subject Target or New Subsidiary (as applicable), as required by Section 9.17 hereof.

At Borrowers' request, the subject Target or the Person acquiring the subject Target or the subject New Subsidiary (as applicable) may be added as a borrower hereunder, but only at the sole election of Lender.  Regardless of whether the subject Target or the Person acquiring the subject Target or the subject New Subsidiary (as applicable) is or becomes a borrower hereunder, and regardless of whether the Accounts and Inventory of the subject Target or New Subsidiary qualify under the definition of "Eligible Accounts" and "Eligible Inventory" in Sections 1.19 and 1.20 of the Loan Agreement, the inclusion of such Accounts and Inventory in Eligible Accounts and Eligible Inventory shall be subject to:

(xi)Lender's receipt and approval of full written appraisals as to the inventory of the subject Target or New Subsidiary in form, scope and methodology reasonable acceptable to Lender and by an appraiser reasonably acceptable to Lender, addressed to Lender, and upon which Lender is expressly permitted to rely;

(xii)The completion of a field examination by Lender of the subject Target or New Subsidiary with results reasonably satisfactory to Lender;

(xiii)Such additional eligibility criteria, Availability Reserves and percentage advance rates as Lender shall establish in its commercially reasonable discretion in light of the foregoing appraisals and field examination; and

(xiv)The chief executive office and jurisdiction of organization of the subject Target or New Subsidiary (as applicable) shall be in the United States, and in any event, only those Accounts generated and invoiced from the Untied States and that Inventory located in the United States may be deemed Eligible Accounts or Eligible Inventory.

(d)Pledge Agreement.  Recital B of the Pledge Agreement is hereby amended by adding immediately after the reference to", WF ACQUISITION SUB, INC., a Delaware corporation" the words "AF SERVICES, INC., a Delaware corporation, PC MALL GOV, INC., a Delaware corporation, CLUBMAC, INC., a Delaware corporation, ONSALE, INC., a Delaware corporation, AV ACQUISITION, INC., a Delaware corporation, MALL ACQUISITION 1, INC., a Delaware corporation formerly known as PCM.com, Inc., and MALL ACQUISITION 2, INC., a Delaware corporation formerly known as PCMall.com, Inc."

2.Lender Consents.  Lender hereby consents to:

(a)The formation of New Borrowers as wholly owned subsidiaries of PC Mall, the transfer by Existing Borrowers of Inventory to AF Services, and the transfer by PC Mall of the assets related to the PBS Business to ClubMac;

(b)The formation of Mall Acquisition 3, Inc., a Delaware corporation formerly known as Shipitforyou, Inc., as a wholly owned subsidiary of PC Mall, which subsidiary was formed for future acquisitions, provided that any acquisition by it shall be subject to the satisfaction in full of all conditions precedent set forth in Section 9.10(d) of the Loan Agreement (as amended above); and

(c)The winding up, liquidation or dissolution of Computability (which is defunct and has no assets) or the merger thereof into another Borrower.

3.Accommodation Fee.  Concurrently with their execution and delivery of this Amendment to Lender, Borrowers shall pay Lender an accommodation fee in the amount of Thirty-Seven Thousand Five Hundred Dollars ($37,500).

4.Effectiveness of this Amendment.  Lender must have received the following items, in form and content acceptable to Lender, before this Amendment is effective.

(a)This Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b)A Second Amended and Restated Term Promissory Note duly executed and delivered by Borrowers to replace that certain Amended and Term Promissory Note of Existing Borrowers in the original principal sum of $583,333.39.

(c)The certificates evidencing all of the issued and outstanding shares of capital stock of New Borrowers, together with stock powers duly executed and delivered by PC Mall therefor in blank.

(d)Flooring agreement(s) duly executed and delivered by DFS and such Borrowers as appropriate.

(e)Amendments duly executed and delivered by DFS, Apple Computer and Hewlett-Packard Company to their intercreditor/subordination agreements with Lender to cover such New Borrowers as appropriate.

(f)Such documents as Lender may require to establish that it has a valid, perfected and first priority security interest in the Collateral.

(g)Such documents as Lender may require with respect to the organization, existence, good standing, power and authority of New Borrowers.

(h)Evidence of insurance and loss payable endorsements with respect to the insurance policies of New Borrowers.

(i)Favorable opinion letter of counsel to New Borrowers with respect to the transactions contemplated hereby.

(j)Consents and Amendments duly executed and delivered by LaSalle Business Credit, Inc. and Fleet Capital Business Finance Division as Participants.

(k)All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

5.Representations and Warranties.  Each Borrower represents and warrants as follows:

(a)Authority.  Such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)Enforceability.  This Amendment has been duly executed and delivered by such Borrower.  This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

(c)Representations and Warranties.  The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)Due Execution.  The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

(e)No Default.  No event has occurred and is continuing that constitutes an Event of Default.

6.Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

7.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

8.Reference to and Effect on the Financing Agreements.

(a)Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)Except as specifically provided above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Lender.

(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

(d)To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement or the Pledge Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement and the Pledge Agreement as modified or amended hereby.

9.Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement and the Pledge Agreement, as amended hereby, and the other Financing Agreements effective as of the date hereof.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

LENDER:	BORROWERS:
CONGRESS FINANCIAL CORPORATION (WESTERN)	PC MALL, INC.
By:/s/ Gary Cassianni Name: Gary Cassianni Title: Vice President	By:/s/ Ted Sanders Name: Ted Sanders Title: Chief Financial Officer
PC MALL SALES, INC.
By: /s/ Rory Zaks Name: Rory Zaks Title: President
ECOST.COM, INC.
By: /s/ Gary Guy Name: Gary Guy Title: President
ELINUX.COM, INC.
By: /s/ Ted Sanders Name: Ted Sanders Title: Secretary
CCIT, INC.
By: /s/ Richard Lepow Name: Richard Lepow Title: President
WF ACQUISITION SUB, INC.
By: /s/ William Neary Name: William C. Neary Title: President
COMPUTABILITY LIMITED
By: /s/ Peter Zuiker Name: Peter Zuiker Title: President
AF SERVICES, INC.
By: /s/ Simon Abuyounes Name: Simon Abuyounes Title: President
PC MALL GOV, INC.
By: /s/ Alan Bechara Name: Alan Bechara Title: President
CLUBMAC, INC.
By: /s/ Mike McNeill Name: Mike McNeill Title: President
ONSALE, INC.
By: /s/ Sam Khulusi Name: Sam Khulusi Title: President
AV ACQUISITION, INC.
By: /s/ Ted Sanders Name: Ted Sanders Title: President
MALL ACQUISITION 1, INC.
By: /s/ Ted Sanders Name: Ted Sanders Title: President
MALL ACQUISITION 2, INC.
By: /s/ Ted Sanders Name: Ted Sanders Title: President